Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of Hartman vREIT XXI, Inc.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-11 Registration Statement (No. 333-232308) (Registration Statement) of our report dated April 29, 2020 relating to the consolidated financial statements of Hartman vREIT XXI, Inc. and Subsidiaries (the Company) as of and for the years ended December 31, 2019 and 2018 included in the Company’s Annual Report (Form 10-K) filed with the Securities and Exchange Commission on April 30, 2020, our report dated April 20, 2020 relating to the statement of revenues over certain operating expenses of Accesso Portfolio for the year ended December 31, 2018, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on April 20, 2020, our report dated January 9, 2020 relating to the statement of revenues over certain operating expenses of Highbrook Portfolio for the year ended December 31, 2018, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on January 9, 2020, and our report dated March 12, 2019 relating to the statement of revenues over certain operating expenses of Spectrum Building for the year ended December 31, 2017, included in the Company’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on March 12, 2019, which are incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.
Houston, Texas
May 1, 2020